UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2014

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held the Annual Meeting of Stockholders on May 7, 2014. Stockholders of record at the close of business on March 12, 2014 (the “Record Date”) were entitled to vote at the Meeting. As of the Record Date, 6,662,413 shares of the Company’s Common Stock were entitled to vote. A total of 5,744,669 shares of the Company’s Common Stock (86.2%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

Proposal 1: The Company’s stockholders elected ten directors to the Board to serve for a one year term until the 2015 annual meeting of stockholders. The votes regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Kathryn K. McCarthy	1,840,040	59,620	3,845,009
Matthew C. Blank	1,821,853	77,807	3,845,009
Matthew Carey	1,517,762	381,898	3,845,009
Thomas Coughlin	1,821,386	78,274	3,845,009
Peter A. Georgescu	1,840,329	59,331	3,845,009
Sir Ronald Hampel	1,477,995	421,665	3,845,009
Kenneth G. Langone	1,850,109	49,181	3,845,009
Frank A Riddick, III	1,488,263	411,397	3,845,009
Eric Semler	1,850,109	49,551	3,845,009
Derek Smith	1,850,410	49,250	3,845,009

Proposal 2: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
5,663,479	80,747	443	—

Proposal 3: The Company’s stockholders voted, on an advisory basis, to approve named executive compensation:

For	Against	Abstain	Broker Non-Votes
1,871,447	24,912	3,301	3,845,009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Julie Pangelinan
Julie Pangelinan Executive Vice President, Chief Financial Officer

Date:  May 8, 2014